Table of Contents

As filed with the U.S. Securities and Exchange Commission on August 26, 2021

Registration No. 333-257813

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________

LINKTORY INC.

(Exact name of registrant as specified in its charter)

____________________

Nevada	7370	98-1594163
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Bulevardi Deshmoret e Kombit, Twin Tower

Tirana, Albania 1001

+17026604903

linktoryinc@yahoo.com

(Address and telephone number of registrant's principal executive offices)

____________________

Incorp Services, Inc

3773 Howard Hughes Parkway Suite 500 S

Las Vegas, NV 89169-6014

+17028662500

(Name, address and telephone number of agent for service)

____________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

____________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount fee(1)
Common Stock	10,000,000	$0.01	$100,000	$10.91

(1) This is an initial offering and no current trading market exists for our common stock.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

____________________

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion dated August 26, 2021

PRELIMINARY PROSPECTUS

LINKTORY INC.

10,000,000 SHARES OF COMMON STOCK

$0.01 PER SHARE

NO MINIMUM

This is the initial offering of Common stock of Linktory Inc. and no public market exists for the securities being offered. Linktory Inc. is offering for sale 10,000,000 shares of its Common Stock on a "self-underwritten", best effort basis. The shares will be offered at a fixed price of $0.01 per share for a period not to exceed 180 days from the date of this prospectus, unless extended by our Board of Directors for an additional 90 days.

The offering shall terminate on the earlier of (i) when the offering periods ends (180 days from the effective date of this Prospectus), (ii) the date when the sale of all 10,000,000 shares is completed, or (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior to completion of the sale of all 10,000,000 shares registered under the Registration Statement of which this Prospectus is a part.

There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. In offering the securities on our behalf, Mr. Granit Gjoni will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934 (the "Exchange Act"). The intended methods of communication include, without limitation, telephone and personal contacts.

Since there is no minimum amount of shares that must be sold by us, we may not receive any proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that:

•	has not received enough proceeds from the offering to expand operations; and
•	has no market for its shares (See “RISK FACTORS”).

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings, if any, or net worth.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Our auditor has issued a going concern opinion.

We are an “emerging growth company” as defined under the federal securities laws and are subject to reduced public company reporting requirements.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEFORE BUYING ANY SHARES OF THE COMPANY’S COMMON STOCK.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES DIVISION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

OUR SECURITIES ARE NOT CURRENTLY LISTED ON ANY EXCHANGE. IMMEDIATELY FOLLOWING COMPLETION OF THIS OFFERING, WE PLAN TO CONTACT A MARKET MAKER TO APPLY TO HAVE THE SHARES LISTED AND QUOTED ON THE OTC ELECTRONIC BULLETIN BOARD (OTCBB) AND/OR THE OTCQB; HOWEVER, WE CANNOT GUARANTEE THAT OUR APPLICATION WILL BE ACCEPTED OR APPROVED. AS OF THE DATE OF THIS FILING, THERE HAVE BEEN NO DISCUSSIONS OR UNDERSTANDINGS BETWEEN US, OR ANYONE ACTING ON OUR BEHALF, WITH ANY MARKET MAKER REGARDING PARTICIPATION IN A FUTURE LISTING OF OUR SECURITIES.

The information in this Prospectus is not complete and may be changed. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _________, 2021

TABLE OF CONTENTS

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

i

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

LINKTORY INC.

Bulevardi Deshmoret e Kombit, Twin Tower

Tirana, Albania 1001

PROSPECTUS SUMMARY

This summary provides an overview of certain information contained elsewhere in this Prospectus and does not contain all of the information that you should consider or that may be important to you. Before making an investment decision, you should read the entire Prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to the financial statements. In this Prospectus, the terms the “Company,” “we,” “us” and “our” refer to Linktory Inc., unless otherwise specified herein.

To understand this offering fully, you should read the entire Prospectus carefully, including the risk factors and the financial statements.

OUR BUSINESS

Linktory Inc. was incorporated in the State of Nevada on March 31, 2021. Our company is a new venture that intends to specialize in the creation, development, optimization and implementation of a complex product for the development of a service sector (restaurants, cafes, night clubs, karaoke, hotels, museums, etc.) by creating highly functional chatbots in popular messengers, such as Telegram and Facebook Messenger. In the future, we also plan to implement our product in other messengers: WhatsApp, Viber, WeChat etc.

We are planning to offer a full cycle of works, starting from the creation of chatbots according to the requirements of the customers, as well as by joining our existing unique services for the restaurant business, which has a wide functionality and capabilities, that will be useful both for the restaurants and other catering establishments and for their visitors also. With the help of our services and products, restaurants will be able to: add menus, accept table reservations, create event announcements, add information about news, promotions and discounts, accept payments, send mailings and notifications to those visitors who will subscribe for its news.

For the visitors of restaurants, cafes and other catering establishments, there will be a convenient opportunity to: reserve a table, to make an order in for a specific time), read the information about the dishes from the menu, pay the bill and learn about new products, services, promotions and events.

We are also planning to add a system of affiliate referral rewards for attracting new visitors.

We are currently negotiating with different restaurants in Tirana and Durres to launch our product directly in their establishments.

We have no revenue and have incurred losses since inception. The Company possesses assets in a form of an operative website and two chatbots in Telegram and Facebook. We have already bought a website and two chatbots. They are fully functional and ready to use. The website address: https://linktorybot.com/. The chatbots adresses are: https://t.me/linktory_bot and https://m.me//linktory.inc/.

On our website our potential customers can get acquainted with our activities, directions, opportunities and goals of our company in more details. Our future clients can contact us through the contact form or using the contact information indicated on it to clarify all the information or calculate the cost of project required. In our chatbots, people can register as a restaurant owner or representative and as a restaurant visitor also. Each category of users has its own additional menus for more detailed and useful information.

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We intend to use the net proceeds from this offering to develop our business operations (See "Description of Business" and "Use of Proceeds" elsewhere in this Prospectus). We intend to offer our services to clients in Albania and then expand our services to other countries.

Our principal executive office is located at Bulevardi Deshmoret e Kombit, Twin Tower, Tirana, Albania 1001. Our phone number is +17026604903.

Currently, we have only one employee who is also our sole officer and director Mr. Granit Gjoni.

Since inception, we have issued 3,500,000 shares of our common stock to our sole officer and director at a price of $0.0001 per share, in exchange for the provision of his services to the Company.

While our current burn rate is nominal, it is expected that our costs of operations will increase significantly due primarily to the costs associated with being a reporting company. Based upon our current business plan, we may continue to incur losses in the foreseeable future and there can be no assurances that we will ever establish profitable operations. These and other factors raise substantial doubt by our auditors about our ability to continue as a going concern. (See “RISK FACTORS”).

We estimate that we need approximately $25,000 to support our limited operations during the next twelve months. As specified in the Use of Proceeds section, we are attempting to raise $100,000 from this offering. We believe the maximum proceeds from this offering will be sufficient to meet our cash requirements and implement our business plan.

We require minimum funding of approximately $25,000 to conduct our limited proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $25,000, our business may fail. We do not anticipate earning sufficient revenues until we enter into commercial operation.

Our President, Granit Gjoni, will offer shares of our common stock to his friends, family members and business associates.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We have no present plans to be acquired by or to merge with another company, nor do our shareholders have plans to enter into a change of control or similar transaction.

JUMPSTART OUR BUSINESS STARTUPS ACT

We are electing to opt out of the JOBS Act of 2012 extended accounting transition period.

Pursuant to the JOBS Act of 2012, as an emerging growth company, we can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the Public Company Accounting Oversight Board (“PCAOB”) or the Securities and Exchange Commission (the “SEC”). We have elected to opt out of such extended transition period. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

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IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

As a company with less than $1.07 billion in revenue during its last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;
•	An exemption to provide less than five years of selected financial data in an initial public offering registration statement;
•	An exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;
•	An exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;
•	An exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and
•	Reduced disclosure about the emerging growth company's executive compensation arrangements.

An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to take advantage of the benefits of this extended transition period. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We would cease to be an emerging growth company upon the earliest of:

•	The first fiscal year following the fifth anniversary of this offering;
•	The first fiscal year after our annual gross revenues are $1.07 billion or more;
•	The date on which we have, during the previous three-year period, issued more than $1.07 billion in non-convertible debt securities, or
•	As of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

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THE OFFERING

Following is a brief summary of this offering. Please see the Plan of Distribution section for a more detailed description of the terms of the offering.

Securities Being Offered	10,000,000 shares of common stock are being offered.
Offering Price per Share:	$.01
Offering Period:	The shares are being offered for a period not to exceed 180 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. There is no minimum offering of the shares before the expiration date of the offering.
Gross Proceeds to Our Company:	$100,000
Duration of the offering

The offering shall terminate on the earlier of

(i) the date when the sale of all 10,000,000 common shares is completed.

(ii) 180 days from the date of this Prospectus unless extended by our director for an additional 90 days (up to 270 days); or (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 10,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Number of Shares Outstanding Before the Offering:	3,500,000
Number of Shares Outstanding After the Offering:	13,500,000 if all shares are sold
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Our officer, director, control person and/or affiliates do not intend to purchase any shares in this offering.

Selected Financial Data

The Following financial information summarises the more complete historical financial information at the end of this prospectus. The total Expenses are composed of incorporation and banking Costs.

Balance Sheet	As of May 31, 2021
Total Assets	$15,000
Total Liabilities	(16,623)
Stockholders' Deficit	$(1,623)

Income Statement	As of May 31, 2021
Revenue	$–
Total Expenses	1,973
Net Loss	$(1,973)

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made some statements in this Prospectus, including some under “RISK FACTORS,” “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS,” “DESCRIPTION OF BUSINESS” and elsewhere, which constitute forward-looking statements. These statements may discuss our future expectations or contain projections of our results of operations or financial condition or expected benefits to us resulting from acquisitions or transactions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. These factors include, among other things, those listed under “RISK FACTORS” and elsewhere in this Prospectus. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

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RISK FACTORS

An investment in our common stock involves a high degree of risk and is speculative in nature. In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase shares of common stock offered pursuant to this prospectus. Every investor in our shares should carefully consider the risks described below and the other information in the given prospectus before investing in the common stock of Linktory Inc. The listed Risk Factors below are not purport to be all-inclusive of all the possible risks within this venture, as there may be additional risks associated with the Company, our business and the industry we intend to operate within; risks which may or may not be foreseen and might not be included below. If any of the following risks occur, or any other adversaries caused by some other unforeseen risks not described in the given section, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we are ever able to trade our common stock, may decrease due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than we require to complete our intended operations plan. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of May 31, 2021 we had liabilities of (16,623). As of this date, we have had limited operations and no income. The proceeds from this offering may not be enough to achieve sufficient revenue or profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

BECAUSE WE HAVE A LIMITED OPERATING HISTORY, HAVE YET TO ATTAIN PROFITABLE OPERATIONS AND WILL NEED ADDITIONAL FINANCING TO FUND OUR BUSINESSES, THERE IS DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN

Our financial statements for the period from March 31, 2021 (inception) to May 31, 2021 have been prepared assuming that we will continue as a going concern. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

WE MAY CONTINUE TO LOSE MONEY, AND IF WE DO NOT ACHIEVE PROFITABILITY, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS.

We are a company with limited operations and have incurred expenses and losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

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WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on March 31, 2021 and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. Prior to having an inventory, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE ARE IN A COMPETITIVE MARKET WHICH COULD IMPACT OUR ABILITY TO GAIN MARKET SHARE WHICH COULD HARM OUR FINANCIAL PERFORMANCE.

The business of niche of creating and development chatbots is very competitive. Barriers to entry are relatively low, and we face competitive pressures from companies anxious to join this niche. There are a number of successful proven companies that offer almost similar services, which may prevent us from gaining enough market shares to become successful. These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our services. If we cannot gain enough market share, our business and our financial performance will be adversely affected.

BECAUSE OUR WEB RESOURCES WILL NOT BE PATENT PROTECTED, A COMPETITOR COULD COPY OUR TECHNOLOGY, WHICH COULD CAUSE OUR BUSINESS TO FAIL.

Our potential competitive advantage will be our website platform and chatbots in Telegram and Facebook Messenger. Due to the costs involved and the potential inability to qualify, we will not apply for patent protection of our business. Accordingly, our business is subject to the risk that competitors could either copy or reverse engineer our technology. If this occurs, our ability to sell our services could be jeopardized, which could cause our business to fail.

SOME OF OUR COMPETITORS MAY BE ABLE TO USE THEIR FINANCIAL STRENGTH TO DOMINATE THE MARKET, WHICH MAY AFFECT OUR ABILITY TO GENERATE REVENUES.

Some of our competitors may be much larger companies than us and very well capitalized. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly out spend us on research and development, as well as marketing and production. We might not be able to maintain our ability to compete in this circumstance.

BECAUSE WE ARE A SMALL COMPANY AND HAVE LIMITED CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE GOOD ENOUGH TO ATTRACT SUFFICIENT CLIENTS FOR US TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are a small company and have limited capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

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WE HAVE LIMITED SALES AND MARKETING EXPERIENCE, WHICH INCREASES THE RISK THAT OUR BUSINESS WILL FAIL

We have no sufficient experience in the marketing of the niche of chatbots, have only nominal sales and marketing experience. Our future success will depend, among other factors, upon whether our services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no strictly assurance that our services will gain wide acceptance in its targeted markets or that we will be able to effectively market our services.

IF GRANIT GJONI, OUR SOLE OFFICER AND DIRECTOR, SHOULD RESIGN OR DIE, THAT COULD RESULT IN OUR OPERATIONS BEING SUSPENDED. IF THAT SHOULD OCCUR, OUR BUSINESS COULD FAIL, AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

We solely, and therefore, extremely depend on the services of our sole officer and director, Granit Gjoni, for the future success of the business. The loss of the services of Granit Gjoni, could have an adverse effect on our business, financial condition and results of operations. Granit Gjoni is our sole officer and director, and if he should die there will be no one to appoint a new officer and in that event we will have no alternative but to cease operations.

INVESTORS CANNOT WITHDRAW FUNDS ONCE THEIR SUBSCRIPTION AGREEMENTS ARE ACCEPTED BY THE COMPANY. THEREFORE, BECAUSE THE INVESTMENT IS IRREVOCABLE, INVESTORS MUST BE PREPARED THAT THEY MAY LOSE THEIR ENTIRE INVESTMENT IF THE BUSINESS FAILS.

Investors do not have the right to withdraw invested funds once the subscription agreement is accepted by the Company. Subscription payments will be paid to Linktory Inc. and held in our corporate bank account. Once the Company reviews the Subscription Agreements, and determines that they are in good order, and the Company accepts the subscription, investors will not have the right of return of such funds, the investment will become irrevocable. Therefore, if the business of the Company fails, the investor must be prepared to lose their entire investment in the Company.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Granit Gjoni, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Mr. Granit Gjoni, our sole officer and director will only be devoting limited time to our operations. He will be devoting approximately 30 hours a week to our operations. Because our sole office and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

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OUR BUSINESS IS SUBJECT TO THE RISKS ASSOCIATED WITH INTERNATIONAL EXPANSION INITIATIVES.

Our first operations will be in Albania, but we also intend to enter into other international expansion in the future, mostly in Europe. These initiatives involve countries we have limited experience with, and subject us to various risks, including changes in economic and political conditions in those countries, changes in compliance with international laws and regulations, changes in tariffs, trade restrictions, trade agreements and taxations, and difficulties in managing or overseeing operations. The occurrence or consequences of any of these risks may restrict our ability to operate in the affected country and or decrease our profitability of our operations in that country. In order to achieve widespread acceptance in each country we will enter, we believe that we must tailor our services to the unique customs and cultures of that country. Learning the customs and cultures of various countries, particularly with respect to service sector, is a difficult task and our failure to do so could slow our growth in those countries. We will also be exposed to increased risk of loss from foreign currency fluctuation and exchange controls as well as longer accounts receivable payment cycles. We also may not alter our business practices in time to avoid or reduce adverse effects from any of the foregoing risks.

BECAUSE THE COMPANY’S HEADQUARTER AND ASSETS ARE PRIMARILY LOCATED OUTSIDE THE UNITED STATES, INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS, AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our officer and Director is a non-U.S. resident and our headquarters and assets are located outside the United States. Our headquarters and major assets, other than our bank account, are in Albania. Consequently, it may be difficult for investors to affect service of process on him in the United States and to enforce in the United States judgments obtained in United States courts against him based on the civil liability provisions of the United States securities laws, enforce judgments based on the civil liability provisions of the United States securities laws or bring an original action against him in Albania court to enforce liabilities based upon the United States federal securities laws. Since our major assets, other than our bank account, are currently located outside U.S. it may be difficult or impossible for U.S. investors to collect a judgment against us.

PROTECTION OF ELECTRONICALLY STORED DATA IS COSTLY AND IF OUR DATA IS COMPROMISED IN SPITE OF THIS PROTECTION, WE MAY INCUR ADDITIONAL COSTS, LOST OPPORTUNITIES AND DAMAGE TO OUR REPUTATION.

We will maintain information in digital form as necessary to conduct our business, including confidential and proprietary information and personal information. Data maintained in digital form is subject to the risk of intrusion, tampering and theft. We will improve and maintain systems to prevent this from occurring, but the improvement and maintenance of these systems is costly and requires ongoing monitoring and updating as technologies change and efforts to overcome security measures become more sophisticated. Moreover, despite our future efforts, the possibility of intrusion, tampering and theft cannot be eliminated entirely, and risks associated with each of these remain. In addition, we will provide confidential, proprietary and personal information to third parties when it is necessary to pursue business objectives. While we obtain assurances that these third parties will protect this information and, where appropriate, monitor the protections employed by these third parties, there is a risk the confidentiality of data held by third parties may be compromised. If our data systems will be compromised, our ability to conduct our business may be impaired, we may lose profitable opportunities or the value of those opportunities may be diminished and, as described above, we may lose future revenue as a result of use of our property.

Further, a penetration of our future network security or other misappropriation or misuse of personal consumer or employee information could subject us to litigation and reputation risk, which could have a negative effect on our business, financial condition and results of operations.

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WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS DEPENDS ON OUR ABILITY TO RAISE FUNDING. FURTHERMORE, THERE IS A RISK ASSOCIATED WITH THE BUSINESS DEPENDENCE ON THE MARKET IN ALBANIA.

Our future is dependent upon our ability to obtain financing and upon future profitable operations. Furthermore, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise doubt that we will be able to continue as a going concern. Any financial changes on the market in Albania could curb our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when required, we will not be able to complete our business plan. As a result, we may have to liquidate our business and you may lose the money you invest. You should consider our independent registered public accountant’s comments when assessing whether an investment in Linktory Inc. is safe.

THE SARBANES-OXLEY ACT IMPOSES CONSIDERABLE EBCUMBRANCE UPON THE COMPANY WITHOUT PROVIDING EQUATABLE BENEFITS TO THE COMPANY.

The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") was enacted in response to public concern regarding corporate responsibility in the wake numerous accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate accountability, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the transparency, accuracy and reliability of corporate disclosures pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file regular reports with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act").

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of guidelines by the SEC that increase the responsibilities and liabilities of directors and executive officers, the perceived heightened personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain suitable persons to serve as our directors or executive officers, and we may need to incur additional operating costs. This could curtail the company from becoming a profitable business.

THE CORONAVIRUS (“COVID-19”) PANDEMIC COULD ADVERSELY IMPACT OUR OPERATIONS, DEMAND FOR OUR PRODUCTS AND SERVICES AND OUR OPERATING RESULTS.

The impact of the coronavirus ("COVID-19") outbreak on the financial condition of the Company will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions and the impact of COVID-19 on the overall economy, all of which are highly uncertain and cannot be predicted. If the overall economy is impacted for an extended period, the Company’s future operating results may be materially adversely affected.

RISKS ASSOCIATED WITH THIS OFFERING

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and rules of the Commission. The term "penny stock" generally refers to a security issued by a very small company that trades at less than $5 per share.

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The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

MARKET FOR PENNY STOCK HAS SUFFERED IN RECENT YEARS FROM PATTERNS OF FRAUD AND ABUSE

According to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,
•	The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

THE OFFERING PRICE OF THE SHARES HAVE BEEN DETERMINED ARBITRARILY BY US AND DOES NOT BEAR ANY RELATIONSHIP TO OUR ASSETS, BOOK VALUE, EARNINGS, OR OTHER ESTABLISHED CRITERIA FOR VALUING A PRIVATELY HELD COMPANY.

We have arbitrarily determined the offering price of the shares. In determining the number of shares and common stock to be offered and the offering price, we took into consideration the amount of money we would need to implement our business plans and the number of shares we wanted to offer to the public. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

WE MAY NOT SELL ALL OF THE SHARES OFFERED AND, IN THAT EVENT, WE MAY NOT RECEIVE FUNDS SUFFICIENT TO CONDUCT OUR OPERATIONS OR PAY OUR OFFERING EXPENSES.

We may not sell all 10,000,000 shares offered by this Prospectus. Additionally, there is no minimum number of shares we must sell before we can utilize the proceeds from the purchase of shares. If we do not sell all 10,000,000 shares within the offering period (180 days), we will close the offering and subscription funds will not be returned to subscribers. In the event we do not sell all of those 10,000,000 shares, the amount of funds we receive from the sale of those shares we do sell may be minimal and may not allow us to continue our operations or even pay the costs of this offering.

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THE MARKET PRICE OF OUR COMMON STOCK MAY FLUCTUATE SIGNIFICANTLY IN THE FUTURE.

If our application to trade our Common Stock on the OTCBB or OTCQB is approved, we expect that the market price of our Common Stock may fluctuate in response to one or more of the following factors, many of which are beyond our control:

•	competitive pricing pressures;
•	our ability to market our services on a cost-effective and timely basis;
•	our inability to obtain working capital financing, if needed;
•	changing conditions in the market;
•	changes in market valuations of similar companies;
•	stock market price and volume fluctuations generally;
•	regulatory developments;
•	fluctuations in our quarterly or annual operating results;
•	additions or departures of key personnel; and
•	future sales of our Common Stock or other securities.

The price at which you purchase shares of our Common Stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your shares of Common Stock at or above your purchase price, which may result in substantial losses to you and which may include the complete loss of your investment. In the past, securities class action litigation has often been brought against a company following periods of stock price volatility. We may be the target of similar litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and our resources away from our business. Any of the risks described above could adversely affect our sales and profitability and also the price of our Common Stock.

WE ARE A SMALL, START-UP COMPANY WITH ONE DIRECTOR ON OUR BOARD WHICH COULD RESULT IN A LACK OF INDEPENDENCE NEEDED ON CERTAIN ISSUES AND DECISIONS WHICH IMPACT OUR SHAREHOLDERS.

We are a small start-up company with only one director. As a result, we lack independent directors, independent board committees and an independent audit committee financial expert. In addition, Mr. Granit Gjoni will own a substantial percentage of our issued and outstanding Common Stock after completion of this offering, assuming all of the Shares offered in this Offering are sold. Due to the controlling amount of that share ownership, he will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the Company or other matters that could affect your ability to ever resell your shares. Their interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

While Mr. Granit Gjoni, as an officer and Director of the Company, will have a fiduciary duty to always do what is in the best of the Company and its shareholders, there can be no assurance that Mr. Gjoni will be completely independent in the decisions he makes as our director and/or principal stockholder that will ensure protection of the rights of other stockholders who purchase our securities in this offering.

OUR PRESIDENT, GRANIT GJONI DOES NOT HAVE ANY PRIOR EXPERIENCE CONDUCTING A BEST-EFFORT OFFERING, AND OUR BEST EFFORT OFFERING DOES NOT REQUIRE A MINIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Since we are not utilizing an underwriter in this offering Mr. Gjoni will be solely responsible for selling the shares being offered. Granit Gjoni does not have any experience conducting a best-effort offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

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WE PLAN TO SELL SHARES IN THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

No underwriter has been involved in the preparation of this Prospectus or performed any review or independent due diligence of the contents of this Prospectus. No underwriter had been involved in activities such as investigating the Company, verifying the accuracy of the disclosure and assisting the Company in setting the offering price.

ANY FUTURE SALE OF STOCK HELD BY OUR EXISTING STOCKHOLDER, WHO WILL HOLD APPROX. 25.9% OF OUR TOTAL ISSUED AND OUTSTANDING SHARES AFTER COMPLETION OF THIS OFFERING, COULD SEVERELY IMPACT THE MARKET PRICE OF OUR STOCK.

Since inception, a total of 3,500,000 shares of common stock have been issued to Granit Gjoni, our sole officer and director and our only existing principal stockholders. These shares are "restricted securities", as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of these shares held by Mr. Granit Gjoni after the applicable restrictions expire could have a depressive effect on the price of our common stock in any market that may develop, of which there is no guarantee. Mr. Granit Gjoni does not currently have any plans to sell his shares at any time after this offering is completed.

FINRA SALES PRACTICE REQUIREMENTS MAY LIMIT A STOCKHOLDER’S ABILITY TO BUY AND SELL OUR STOCK.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity in our Common Stock. As a result, fewer broker-dealers may be willing to make a market in our Common Stock, reducing a stockholder’s ability to resell shares of our Common Stock.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Granit Gjoni, our sole officer and director, has verbal agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, and/or other information with the SEC.

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We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCBB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be minimum /approximately $25,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCBB.

IF WE SELL 25% OF THE SHARES IN THE OFFERING OUR DIRECTOR WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS, WHICH MEANS AS A MINORITY SHAREHOLDER, YOU WOULD HAVE NO CONTROL OVER CERTAIN MATTERS REQUIRING STOCKHOLDER APPROVAL THAT COULD AFFECT YOUR ABILITY TO EVER RESELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

If we sell 25% of the shares in this offering after the completion of it, our management will own a majority of our common stock. Mr. Gjoni will hold 25.9% of our total issued and outstanding shares post-offering. It will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. Its interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholder acquired his shares at a cost substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in the shares we are offering will result in the immediate and substantial dilution of the net tangible book value of your shares of common stock from the $0.01 you pay for them. Following completion of this offering and receipt of the net proceeds, assuming the sale of all 10,000,000 shares offered, the net tangible book value per share of common stock purchased in this offering will be approximately $(0.0047). (See “DILUTION”).

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FORWARD LOOKING STATEMENTS

This Prospectus contains projections and statements relating to the Company that constitute "forward-looking statements." These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as "intends," "believes," "anticipates," "expects," "estimates," "may," "will," "might," "outlook," "could," "would," "pursue," "target," "project," "plan," "seek," "should," "assume," or similar terms or the negatives thereof. Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things:

•	trends affecting the Company's financial condition, results of operations or future prospects
•	the Company's business and growth strategies
•	the factors that we expect to contribute to our success and our ability to be successful in the future
•	our business model and strategy for realizing positive sales result
•	competition, including the impact of competition on our operations, our ability to respond to such competition and our expectations regarding continued competition in the markets in which we compete
•	expenses
•	our expectations with respect to continued disruptions in the global capital markets and reduced levels of consumer spending and the impact of these trends on our financial results
•	the impact of new accounting pronouncements on our financial Statements
•	that our cash flows from operating activities will be sufficient to meet our projected operating and capital expenditures for the next twelve months
•	our market risk exposure and efforts to minimize risk
•	our overall outlook including all statements under MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
•	that estimates and assumptions made in the preparation of financial statements in conformity with US GAAP may differ from actual results and expectations, plans, beliefs, hopes or intentions regarding the future.

Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect the actual results and performance of the Company include, without limitation:

•	The Company's inability to raise additional funds to support operations and capital expenditures
•	The Company's inability to effectively manage its growth
•	The Company's inability to achieve greater and broader market acceptance in existing and new market segments
•	The Company's inability to successfully compete against existing and future competitors
•	The economic downturn and its effect on consumer spending
•	The risk that negative industry or economic trends, including the market price of our common stock trading below its book value, reduced estimates of future cash flows, disruptions to our business, slower growth rates or lack of growth in our business, may result in significant write-downs or impairments in future period
•	The effects of events adversely impacting the economy or the regions from which we draw a significant percentage of our customers, including the effects of the current economic recession, war, terrorist or similar activity or disasters
•	The effects of energy price increases on our cost of operations and our revenues
•	Financial community perceptions of our Company and the effect of economic, credit and capital market conditions on the economy and the software industry
•	Other factors described elsewhere in this Prospectus, or other reasons.

Potential investors are urged to carefully consider such factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the "Risk Factors" described herein.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. When all the shares are sold the gross proceeds from this offering will be $100,000. We expect to disburse the proceeds from this offering in the priority set forth below. The following table shows the intended use of proceeds assuming that 25%, 50%, 75% and 100%, respectively, of the Offering is sold.

The following table does not give effect to any operating profits that we may realize during the next 12 months period. If, in fact, working capital is generated through operations (which cannot be assured) then additional funds will be available to accomplish the corporate objectives.

Number of shares sold	25%	50%	75%	100%
Gross proceeds from this Offering	$25,000	50,000	75,000	$100,000
Annual cost of being public	$11,000	11,000	11,000	$11,000
Establishing an office	$1,500	2,000	4,000	$6,000
Marketing and advertising strategy	$5,000	16,000	29,000	$45,000
Website Extension and maintenance	$3,500	9,000	14,000	$17,000
Chatbots Extension and improvement	$2,000	7,000	10,000	$11,000
Additional expenses	$2,000	5,000	7,000	$10,000

We are going to spend the most part of proceeds on advertising and marketing of our services. If we do not have enough money for marketing campaign it can badly affect on our business. We are going to arrange web advertisements, social web communities marketing, phone calls, offline communications and activities with representatives of the service sector and their visitors. Our web banners are going to be placed on the websites related to the restaurant business as we are currently negotiating with different ones as our potential customers. We plan to spend money to pay for Google, Facebook and Instagram contextual advertising, to attract the attention of users who search information related to our business.

None of the proposed allocations set forth in the foregoing table is a firm commitment by us. Projected expenditures are estimations or approximations only. Actual expenditures will differ from projected expenditures if: (1) less than the maximum offering is sold; (2) more funds than estimated are required to accomplish the objectives set by management in a particular area; (3) a particular objective can be obtained with less funding than anticipated; or (4) the objectives set by management are determined to be unobtainable. To the extent that the proposed objectives cannot be achieved for the scheduled amounts, management may draw supplemental amounts from other categories of estimated expenses (if available), from operating revenues (if any) or from additional financing, the availability of which cannot be assured. Any amounts not expended for scheduled purposes will be reallocated for general corporate purposes. In the event we are not successful in selling all of the shares herein, the amount allocated in the above table will be reduced proportionately to the amount of proceeds actually received.

There is no minimum amount we are required to raise in this offering; any funds received from the sale of stock by the Company will be immediately available to us. The above figures represent only estimated costs. Mr. Granit Gjoni has agreed to loan us funds to implement our business plan and maintain our reporting status and quotation on the OTCBB or OTCQB until we raise funds from this offering. Mr. Granit Gjoni is not obligated to loan us funds. Mr. Granit Gjoni will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Granit Gjoni and the loan bear interest at 0% per annum. Mr. Granit Gjoni will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

Our sole director believes that to implement our plan of operations we require a minimum of $25,000 for the next twelve months. Even if all of the shares are sold, it is anticipated we may need to obtain additional financing, either debt or equity, in order to fully implement our business plan described herein. We do not have existing arrangements to raise additional capital through bank loans or otherwise should it be needed. There can be no assurance that any additional funds could be secured on terms favorable to us, or that they could be secured at all.

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DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

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DILUTION

DILUTION OF THE PRICE INVESTOR PAYS FOR ITS SHARES

Dilution shows the difference between the price at the time of the offering and the net tangible book value per share immediately after completion of this offering.

Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of May 31, 2021, the net tangible book value of our shares was $(16,623) or approximately $(0.0047) per share, based upon 3,500,000 shares outstanding.

The table below represents the dilution per share to the new investors. However, it does not give any effect to the results of any operations after May 31, 2021. The following table shows the per share dilution assuming that 25%, 50%, 75% and 100% of the shares respectively of the primary Offering by the Company is sold.

DILUTION TABLE

	100%	75%	50%	25%
Book Value Per Share Before The Offering
Stockholder equity (deficit)	1,623	1,623	1,623	1,623
Subtract: intangible assets	0	0	0	0
Net tangible book value before the offering	1,623	1,623	1,623	1,623
Number of shares outstanding	3,500,000	3,500,000	3,500,000	3,500,000
Net tangible book value per share before the offering	0.00046	0.00046	0.00046	0.00046
Total Book Value After Offering
Gross proceeds of the offering	100,000	75,000	50,000	25,000
Subtract: commission
Offering costs	12.12	12.12	12.12	12.12
Net offering proceeds	99,987.88	74,987.88	49,987.88	24,987.88
Add: costs paid included in intangibles above	0	0	0	0
Net tangible book value before the offering	1,623	1,623	1,623	1,623
Net tangible book value after the offering	101,610.88	76,610.88	51,610.88	26,610.88
Share Calculation
Number of shares in the offering	10,000,000	7,500,000	5,000,000	2,500,000
Number of shares before the offering	3,500,000	3,500,000	3,500,000	3,500,000
Number of shares after the offering	13,500,000	11,000,000	8,500,000	6,000,000
% of ownership post offering	26%	32%	41%	58%
Change in Net Tangible Book Value Per Share
Net tangible book value per share after the offering (1)/(2)	0.0075	0.0070	0.0061	0.0044
Net tangible book value per share before the offering	0.0005	0.0005	0.0005	0.0005
Change in net tangible book value	0.0071	0.0065	0.0056	0.0040
Dilution
Amount paid per share by investor	0.01	0.01	0.01	0.01
Net tangible book value per share after the offering	0.0075	0.0070	0.0061	0.0044
Dilution	0.9925	0.9930	0.9939	0.9956

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per Share paid by our existing stockholder and by new investors in this offering:

	Price Per Share	Total Number of Shares Held	Percent of Ownership	Consideration Paid
Existing Stockholder	$ 0.0001	3,500,000	25.9%	$350
Investors in this Offering	$ 0.01	10,000,000	74.1%	$100,000

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PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICERS AND DIRECTORS

Shares offered by the Company will be sold by our sole officer and director Mr. Granit Gjoni. Mr. Gjoni will not purchase any shares in this offering.

This is a self-underwritten offering. This Prospectus is part of the Registration Statement that permits our CEO to sell the Shares on behalf of the Company directly to the public, with no commission or other remuneration payable to the CEO for any shares he sells.

There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Granit Gjoni, our officer and director, will sell the shares on behalf of the Company and intends to offer them to friends, family members and business acquaintances.

In offering the securities on our behalf, Granit Gjoni will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Granit Gjoni will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

1.	Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a) (39)of the Act, at the time of his participation; and
2.	Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
3.	Our officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and
4.	Our officer and our director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he

•	primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and
•	is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and
•	has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a)(4)(iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING AND OFFERING PROCEEDS

The shares will be sold at the fixed price of $0.01 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This Offering commenced on the date the registration statement was declared effective (which also serves as the date of this Prospectus) and continues for a period of 180 days, unless we extend the Offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the "Expiration Date"). This Offering has no minimum and, as such, we will be able to spend any of the proceeds received by us.

DEPOSIT OF OFFERING PROCEEDS

This is a "best effort" offering and, as such, there is no assurance that we will sell any or all of the shares.

OUR REQUIREMENTS FOR SUBSCRIPTIONS. RIGHT TO REJECT SUBSCRIPTIONS

If you decide to subscribe for any shares in this offering, you will be required to execute a subscription agreement and tender it, together with a check or certified funds to us. Subscriptions, once received and accepted by us, are irrevocable. All checks for subscriptions should be made payable to “LINKTORY INC.”

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

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DESCRIPTION OF OUR BUSINESS

GENERAL INFORMATION

We were incorporated in the State of Nevada on March 31, 2021. So far, the Company possesses assets in a form of an operative website and chatbots in Telegram and Facebook and has incurred losses since inception. We have purchased a website and two chatbots. The website and chatbots are operational, however they continue to be extended. The website address: https://linktorybot.com/. The chatbots adresses are: https://t.me/linktory_bot and https://m.me//linktory.inc/.

Our business office is located at Bulevardi Deshmoret e Kombit, Twin Tower, Tirana, Albania 1001. Our telephone number is +17026604903

Our company intends to specialize in the creation, development, optimization and implementation of a complex product for the development of a service sector business (restaurants, cafes, night clubs, karaoke, hotels, museums, etc.) by creating highly functional chatbots in popular messengers, such as Telegram and Facebook Messenger. In future, we also plan to implement our product in other messengers: WhatsApp, Viber, WeChat etc.

Our first chatbots were developed for the restaurant business. We are currently negotiating with several restaurants in Tirana and Durres to launch our product directly in their establishments.

We are planning to offer a full cycle of work, starting with the creation of chatbots according to the requirements of the customers and their kind of businesses, as well as by joining our existing unique services for the restaurant business, which has a wide functionality and capabilities, that will be useful both for the restaurants and catering establishments and for their visitors.

As business may expand onto related markets and grow, we may decide to alter our offerings to match the needs of our customers, and if we will find it efficient and effective.

As we will constantly develop and grow, we plan to cover other areas of our clients' activities: hotels, museums, private parties, gyms, spa salons, educational events, etc.

In future we are going to spread our services in other countries through the Europe.

Nowadays more and more people during their communication online are interested in using chatbots to solve particular problems, as well as to obtain more detailed information that they are looking for. This trend is rapidly developing and becoming popular among Internet users, and the chatbot market is also developing rapidly in various business areas, both for the sales and service sectors.

OUR SERVICES

We will offer specialized chatbots that will be useful both for restaurants and catering establishments and for their visitors.

With the help of our services and products (https://t.me/linktory_bot and https://m.me//linktory.inc/)., restaurants will be able to: add menus, accept table reservations, create event announcements, add information about news, promotions and discounts, accept payments, send mailings and notifications to those visitors who will subscribe for its news, show the location and contacts.

For visitors of the restaurants, cafes and other catering establishments, there will be a convenient opportunity to: reserve a table, to make an order in for a specific time, read the information about the location and how to get to the place, contacts, about dishes from the menu, pay the bill and learn about new products, services, promotions, events.

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In our chatbots there is a system of affiliate referral rewards for attracting new visitors to the restaurants. Any person who pre-registers with the appropriate section on our website or chatbot can receive a reward under the referral program. With the help of promo codes that referral will see in his personal account, he will be able to offer a discount to the visitors attending a restaurant or other catering establishment. The visitor will be able to show this promo code to the waiter or enter it in the Telegram/Facebook chatbot when booking a table or requesting a bill and receive a discount on the amount of the order.

We plan to develop and promote in future new directions for nightclubs, private parties, excursions, beauty, training centers, etc.

REVENUE

The main income of our company is planned to be received:

1) From restaurants and other catering establishments upon registration and connection to our automated chatbot system. It will be about $ 500-1000 per one for connecting to our system and platform.

2) From the commission, which restaurants and other establishments in the food and service sectors are ready to pay for a new attracted visitor.

Our research is based on data obtained through an independent survey of more than 20 catering establishments and restaurants in Tirana and Durres through an online survey (via social networks, messengers, telephone), as well as visiting these places directly and asking relevant questions according to the survey questionnaire. Various questions were asked regarding the business sector, workflow automation, including financial issues, for example, about how much and/or percentage of the check restaurants and cafes are willing to pay in the form of compensation/ bonus for the new 1 attracted client (despite the fact that money will not be invested in advertising and customer acquisition by the restaurant/catering establishment).

As a result of the survey, the average data showed that restaurants are willing to pay up to 20% of a customer's check.

We also clarified with restaurants and cafes about the automation of business processes, describing our convenient functionality, all the advantages and capabilities of our products.

Marketing research is mainly based on a hypothetical approach. It has a limited practical value. It gives results, but it cannot give 100% correct results.

Marketing research studies a problem only from a particular angle. It does not take an overall view into consideration. It is influenced by social, religious, family, economic and other factors. That is why there are no guarantees that the data are fully trustworthy.

OUR WEBSITE AND CHATBOTS

We have purchased a website and two chatbots, the Website Purchase Agreement filled as Exhibit 10.2 to this Registration Statement. Website gives you an opportunity to get the information about our products, advantages and disadvantages of using chatbots for businesses. On our website our potential customers can get acquainted with our activities, directions, opportunities and goals of our company in more details. Our future clients can contact us through the contact form or using the contact information indicated on it to clarify all the information or calculate the cost of project required. In our chatbots, people can register as a restaurant owner or representative and as a restaurant visitor also. Each category of users has its own additional menus for more detailed and useful information.

The web-site address is https://linktorybot.com/. The chatbots adresses are: https://t.me/linktory_bot and https://m.me//linktory.inc/.

The new customers must complete our short registration form creating a unique username, providing a valid email address and contact phone number.

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MARKET OVERVIEW

The chatbot application industry continues to grow steadily. The number of participants is constantly growing, as well as the profits that are generated by using chatbots in various areas of business. Chatbots help companies operating in the field of sales and services to communicate more effectively with potential customers, eliminating the human factor. As the demand for these services increase, the number of companies that create chatbots grows. The demand for functional chatbots will continue to grow over the next years. More and more companies are starting to work with chatbots to promote their products, services, or increase their brand awareness. There are a limited number of such offers on the market, which could unite both: businesses and buyers.

After the COVID-19 pandemic, the service industry began to decline, which entailed large financial losses, which led to the fact that new software products for online began to appear on the market.

People are increasingly making online orders, paying for purchases online. And we try to follow the trends and prepare the market for the best offers for both businesses and customers.

COMPETITION

The chatbot development market is highly competitive. There are numerous companies in the industry that develop and sell different types of chatbots for different kinds of businesses. Most of these companies are privately held, therefore, we are unable to precisely assess the size of our competitors. Our competitors now are substantially larger and more experienced than us and have longer operating histories, and have materially greater financial and other resources than us. The principal competitive factors affecting the market for the Company's products include brand recognition, price and marketing capabilities.

MARKETING

Primarily we plan to focus on direct sales when launching a direction for restaurants, cafes, food courts etc., as well as use a referral program for partners (to invite new visitors to the service industry). Once we build a reputation and customer base, it will be easier for us to attract customers and spread our services in other business areas. We will contact bloggers who write on our service niche and ask to review our products and services.

We plan to market our products and services mainly at Albanian market and then in future expand to international markets.

We believe that the social media has become an ever growing and ever crucial component of advertising and Linktory Inc. will be utilizing Twitter, Facebook, YouTube, and LinkedIn to promote our services. Despite its relative low cost, an effective social media campaign still requires specialized skill and strategy to run successfully.

We plan to promote our services on the top enquiries of Google search engine. We expect this to be the result of improving our SEO (Search Engine Optimization). Also, we are going to use banner advertisement on different websites and applications to advertise our products. We will also promote our services through the word of mouth and ask our satisfied clients for referrals.

FACEBOOK

Facebook is being used as one of the most effective marketing tool. We will be able to use it as a platform to advertise the most important updates to our clients. Such as: our company news, our partners’ events, special discounts and offers etc.

WRITING

Writing all online publications for our industry would be one of the tools for expanding our goals. That will put us in front of a new audience that now knows who we are and what we do.

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OTHER SOCIAL MEDIA

LinkedIn, Twitter, Telegram and WeChat, and the list goes on. Diversifying our social media presence means expanding our client base.

AGREEMENTS

We have no employees other than our sole officer and director, Granit Gjoni. As of May 1, 2021 we have executed a Consulting Agreement with our sole officer and director Granit Gjoni. Agreement is filed as Exhibit 10.3 to this Registration Statement.

PATENTS AND TRADEMARKS

At the present we do not have any patents or trademarks.

GOVERNMENT REGULATIONS

We will be subject to applicable laws and regulations that relate directly or indirectly to our operations including United States securities laws. We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our services in Albania and to operate any facility in any jurisdiction in which we would conduct activities. We believe that government regulation will have no material impact on the way we conduct our business.

DESCRIPTION OF PROPERTY

Our business office is located at Bulevardi Deshmoret e Kombit, Twin Tower, Tirana, Albania 1001. Our telephone number is +17026604903. This is the office provided by our President and Director, Granit Gjoni. We do not pay any rent to him and there is no agreement to pay any rent in the future. Upon the completion of our offering, and funding permitting, we intend to establish an office elsewhere. As of the date of this prospectus, we have not sought or selected a new office.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings nor are we aware of any action that has been threatened.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

EMERGING GROWTH COMPANY STATUS UNDER THE JOBS ACT

Linktory Inc. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

The JOBS Act creates a new category of issuers known as "emerging growth companies." Emerging growth companies are those with annual gross revenues of less than $1.07 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

•	The first fiscal year after its annual revenues exceed $1.07 billion;
•	The first fiscal year after the fifth anniversary of its IPO;
•	The date on which the company has issued more than $1.07 billion in non-convertible debt during the previous three-year period;
•	The first fiscal year in which the company has a public float of at least $700 million.

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FINANCIAL AND AUDIT REQUIREMENTS

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

•	Provide only two rather than three years of audited financial statements in their IPO Registration Statement;
•	Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;
•	Delay compliance with new or revised accounting standards until they are made applicable to private companies;
•	Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

OFFERING REQUIREMENTS

In addition, during the IPO offering process, emerging growth companies are exempt from:

•	Restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;
•	Certain restrictions on communications to institutional investors before filing the IPO registration statement; and

The requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO "road show."

OTHER PUBLIC COMPANY REQUIREMENTS

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

•	The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;
•	Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K;
•	The requirements under Sections 14A(a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

ELECTION UNDER SECTION 107(B) OF THE JOBS

We have elected not to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

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REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

We do not have a stock transfer agent at this time.  We intend to appoint a stock transfer agent following the completion of this offering.

FINANCIAL STATEMENTS

Our fiscal year end is May 31, 2021. We intend to provide financial statements audited by an Independent Registered Public Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from inception to May 31, 2021 can be found on page F-1. The financial statement for the period ending May 31, 2021 is included at the end of this prospectus.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

Linktory Inc. (“we,” “our” or the “Company”) was incorporated in the State of Nevada on March 31, 2021. To date we have not generated revenue from our business operations. Furthermore, as we are still in the early stages of developing our business and expect to operate at a loss as we grow our business. There is little historical financial information about our Company upon which to base an evaluation of our performance or to make a decision regarding an investment in our shares. We cannot guarantee that we will be successful in our business operations or that we will achieve significant, if any, level of market acceptance for our proposed business operations and products. Our business could be subject to any or all of the problems, expenses, delays and risks inherent in the establishment of a new business enterprise, including limited capital resources, possible changes in consumer interest, possible cost overruns due to price and cost increases in services or products we require.

We have never been subject to any bankruptcy proceeding. Our principal executive office is located at Bulevardi Deshmoret e Kombit, Twin Tower, Tirana, Albania 1001. Our phone number is +17026604903.

RESULTS OF OPERATIONS

The period March 31, 2021 (Inception) through May 31, 2021.

During the period, we incorporated the Company and prepared a business plan. Our loss since inception is $(1,923). We have just recently started our business operation and incurred expenses related to incorporation.

As reflected in the accompanying financial statements, the Company had an accumulated deficit of $(1,923) and a $(16,623) working capital deficit at May 31, 2021, and a net loss of $(1,923) for the period then ended.

We have not yet generated revenue. We do not anticipate that we will generate significant revenues until we have raised the funds necessary to conduct a marketing program. There is no assurance we will ever generate revenue even if we raised all necessary funds.

PLAN OF OPERATION

During 12 months period from the date of this Prospectus, we will concentrate on the development of our operations, including obtaining the equity capital from this offering and plan to have our common stock quoted on the OTCQB or OTCBB. There is no assurance that we will raise any amount as anticipated or that our common stock will be approved for trading on any over-the-counter market.

Prior to raising sufficient funds from this offering the management plans to fund any deficiencies in cash with management loans to the company.

Our sole officer and director Granit Gjoni has verbally agreed to loan us funds up to $25,000 to implement our business plan. Mr. Gjoni will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

The main income of our company is planned to be received:

1) From restaurants and other catering establishments upon registration and connection to our automated chatbot system. It will be about $500-1000 per one for connecting to our system and platform.

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2) From the commission, which restaurants and other establishments in the food and service sectors are ready to pay for a new attracted visitor. We expect it to be around 10% of the bill amount per new visitor.

We intend to offer our services firstly in Albania, and then in Europe and we plan to run our business from outside the United States during the first years of operation.

Milestones that we will need to accomplish in order to implement our business plan in the next twelve months are as follows:

Complete our public offering

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our services. Our plan of operations following the completion is as follows.

Office establishing and furnishing (duration 1st - 4th month, approximate cost $1,500-6,000)

As we are at the stage of development, our company’s needs may be satisfied by obtaining an office spacious enough for the director and some room to accept our customers. To meet these basic requirements, we need to sell at least 25% of shares. In case we succeed to sell 50% or 75% of shares, we may rent or obtain an office with better facilities, with separate rooms for the director and the room for accepting customers and lounge for guests awaiting. Provided that we succeed in selling 100% of shares, we could rent or obtain an office spacious enough for the whole staff, with separate rooms for accepting the clients and for the staff to have rest.

Now, our basic needs are: at least one computer or laptop, an MFU (multifunctional scanning and printing unit), a mobile smartphone with different messengers installed, a landline phone, a Wi-Fi router with the Internet. If we sell at least 25% of shares, we may be able to obtain the equipment mentioned above. When we get clients we will need to rent or purchase a server to store website data and in-application data. To complete this stage, we need to sell at least 50%, 75% or 100% of shares.

Website and chatbots improvement, maintenance and technical support (duration 1st- 12th month, approximate cost $6,000-28,000)

•	Website Improvement, Maintenance and Technical Support

The website’s (https://linktorybot.com/) features are a suitable domain name with fast and reliable hosting, quality content with sliding and internal links, anti-spam and strong visual and internal technical features.

Updating and improving our website will continue throughout the lifetime of our operations. We intend to integrate the functions which we or our clients find useful, such as an automatic event informer for our regular customers or subscribers and an automatic reminder to send automatically generated no-reply messages and other functions according to the client requests.

•	Chatbots Improvement, Maintenance and Technical Support

The chatbots adresses are:

In Telegram:https://t.me/linktory_bot

In Facebook Messenger: https://m.me//linktory.inc/.

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We plan to add information about restaurants in Tirana and Durres, their events, news and menus. The next step is to add and connect an affiliate referral reward system, add the ability to pay for the order after visiting the restaurant.

In addition, we plan to create referral links for people who could invite potential visitors to restaurants and other establishments, and also plan to create the common chats and add potential visitors to these chats to communicate and attract new visitors.

In the future, we plan to expand our chatbots to other areas of business: museums, beauty salons, exhibitions, etc.

Advertising and marketing strategy (duration 5 st -12 th month, approximate cost $5,000-45,000)

To get into focus of our potential customers we intend to use the marketing strategies, such as web advertisements and web communities marketing. Our web-banners are going to be placed on the web-sites related to restaurant business or tourism.

We plan to spend money to pay for Google, Facebook, Instagram and YouTube advertising, to attract attention to our product. Paying for SEO (Search Engine Optimization) will help to advance in the search results of Google queries. Taking part at the exhibitions related to restaurant business and tourism might draw the attention of potential clients to our services. We believe that our key marketing strategy is likely to be online marketing. If we sell 25% of shares we will spend at least $5,000 on our marketing campaign. Upon 50%, 75% and 100% of the shares sold, we need $16,000, $29,000 and $45,000 accordingly.

We will contact with different bloggers, who write on our service niche and ask to review our products and services. We believe that our marketing campaign will help us to sell our product and we intend to reach first revenue.

After the effectiveness of our registration statement by the SEC, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. Our plan of operations following the completion is as follows:

Number of shares sold	25%	50%	75%	100%
Gross proceeds from this Offering	$25,000	50,000	75,000	$100,000
Annual cost of being public	$11,000	11,000	11,000	$11,000
Establishing an office	$1,500	2,000	4,000	$6,000
Marketing and advertising strategy	$5,000	16,000	29,000	$45,000
Website Extension and maintenance	$3,500	9,000	14,000	$17,000
Chatbots Extension and improvement	$2,000	7,000	10,000	$11,000
Additional expenses	$2,000	5,000	7,000	$10,000

LIQUIDITY AND CAPITAL RESOURCES

As of May 31, 2021, we had $nil in cash.

Since inception, we have issued 3,500,000 shares of our common stock to our sole officer and director at a price of $0.0001 per share, in exchange for the provision of his services to the Company.

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business.

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We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation. The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.

As of the date of this registration statement, the current funds available to the Company should be sufficient to continue maintaining our reporting status until we raise funds from this offering. In case raising funds will take longer than planned, or our short term expenses exceed our expectations, the company's sole officer and director, Granit Gjoni, has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan until minimum required proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, your investment previously made may be lost in its entirety. See “Risk Factors”

The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. However, after one year we may need to raise additional financing.

We will be highly dependent upon the success of future private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls. We will be not be required to comply with the internal control requirements of the Sarbanes-Oxley Act until we either are required to file an annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (15 U.S.C. 78m or 78(d)) for the prior fiscal year or if we had filed an annual report with the Commission for the prior fiscal year.

When and if we do become subject to the internal control requirements of the Sarbanes-Oxley Act we may incur significant expense in meeting our public reporting responsibilities because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operations. Becoming compliant may take longer than we expect, which may increase our exposure to financial fraud or erroneous financing reporting.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

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Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States and are attached hereto. The preparation of these financial statements requires us to make estimates and judgments that affect the amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.  See additional accounting policies disclosed in the footnotes to our accompanying financial statements.

Inflation

Although our operations are influenced by general economic conditions, we do not believe that inflation had a material effect on our results of operations during the period of March 31, 2021 (inception) to May 31, 2021.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director is elected for the term of one year, and until his or her successor is elected and qualified, or until his earlier resignation or removal. The name, address, age and position of our officers and directors are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Granit Gjoni Bulevardi Deshmoret e Kombit, Twin Tower, Tirana, Albania 1001	28	President, Secretary, Treasurer and Director

The person named above has held his offices/positions since the inception of our Company and is expected to hold said offices/positions until the next annual meeting of our stockholders.

Resume

Granit Gjoni has been our President, Secretary, Treasurer and sole Director since our incorporation on March 31, 2021. Granit Gjoni graduated from University of Tirana at 2010. At 2015 he has completed business administration courses. For the last 5 years Mr. Granit Gjoni worked as a system administrator, mostly as self-employed. His responsibilities included: system health monitoring, user administration, web service administration and configurations, network administration, user training. During this years he has been planning formation and operation of Linktory Inc. His specific knowledge, qualifications and skills have led to our conclusion that Mr. Gjoni is a suitable person to develop our business.

Committees of the Board

Our Company currently does not have nominating, compensation or audit committees or committees performing similar functions, nor does our Company have a written nominating, compensation or audit committee charter. Our director believes that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the sole director.

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The sole director believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the sole director and we do not have any specific process or procedure for evaluating such nominees. The sole director, will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our sole director may do so by directing a written request addressed to our president and director, at the address appearing on the first page of this Prospectus.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s sole director is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The sole director reviews the Company's internal accounting controls, practices and policies.

31

EXECUTIVE COMPENSATION

Currently, our officer and director is entitled to $700 per month in cash compensation but this amount is being deferred until the Company is in a position to start payments under the Consulting Agreement. The agreement is filed as Exhibit to this Registration Statement. He is reimbursed for any out-of-pocket expenses that he incurs on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health or life insurance, available to our employees.

Management Compensation

The following tables set forth certain information about compensation paid, earned or accrued for services by Mr. Gioni our sole officer and director from our inception on March 31, 2021 until May 31, 2021:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Granit Gjoni, Director, President, Treasurer and Secretary	2021	$700	-0-	$350	-0-	-0-	-0-	-0-	$1,050

Mr. Gjoni currently devotes approximately thirty hours per week to manage our affairs. Currently, our officer and director is entitled to $700 per month in cash compensation but this amount is being deferred until the Company is in a position to start payments under Consulting Agreement

Stock Plan

We have not adopted a stock plan but may do so in the future.

Employment Agreements

The executive officer is currently not a party to any employment agreement with us.

Director Independence

Our securities are not currently traded on any public exchange and as such, we are not currently subject to corporate governance standards of listed companies, which require, among other things, that the majority of the board of directors be independent. We are not currently subject to corporate governance standards defining the independence of our directors, and we have chosen to define an “independent” director in accordance with the NASDAQ Global Market’s requirements for independent directors.

Under the NASDAQ rules, our current director does not qualify as an independent director.

32

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of May 31, 2021, we issued a total of 3,500,000 shares of our common stock to Mr. Gjoni, our sole officer and director for consideration of $350, in exchange for the provision of his services to the Company.

Mr. Granit Gjoni has agreed to loan us funds to implement our business plan and maintain our reporting status and quotation on the OTCBB or OTCQB until we raise funds from this offering. Mr. Granit Gjoni is not obligated to loan us funds. Mr. Granit Gjoni will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Granit Gjoni and the loan bear interest at 0% per annum. Mr. Granit Gjoni will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of May 31, 2021 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Before Offering	Percentage Following Offering
Common Stock	Granit Gjoni, Bulevardi Deshmoret e Kombit, Twin Tower Tirana, Albania 1001	3,500,000 shares of common stock	100%	25.9%

FUTURE SALES BY EXISTING SHAREHOLDERS

A total of 3,500,000 common shares at $0.0001 per share have been issued to our sole stockholder. They are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing six months after their acquisition.

Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

33

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate upon the effectiveness of the registration statement that market maker will file an application on our behalf in order to be quoted on the OTC Bulletin Board. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Penny Stock Rules

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

34

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this Prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;
•	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
•	contains a toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
•	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

•	the bid and offer quotations for the penny stock;
•	the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Reports

Upon completion of this offering, we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish unaudited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Holders of Our Common Stock

Currently, we have one (1) holder of record of our common stock.

Dividends

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

35

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.0001 per share. As of May 31, 2021, there were 3,500,000 shares of our common stock issued and outstanding held by one registered stockholder of record, our sole officer and director Granit Gjoni.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Preferred Stock

We do not have an authorized class of preferred stock.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Anti-Takeover Law

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

36

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company or any of its parents or subsidiaries. Nor was any such person connected with the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon by LinnLaw Corp., a professional law corporation.

EXPERTS

Our audited financial statements for the period from March 31, 2021 (inception) to May 31, 2021 included in this Prospectus, have been audited by Gries & Associates, LLC, independent registered public accountants, as indicated in their report with respect thereto, and are in reliance upon the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ADDITIONAL INFORMATION

We have filed this registration statement on Form S-1, including exhibits, with the SEC with respect to the shares being offered in this Offering. This Prospectus is part of the registration statement, but it does not contain all of the information included in the registration statement or exhibits. If and when the SEC declares our registration statement effective, we will begin filing reports pursuant to the Securities Exchange Act of 1934, as amended. For further information with respect to our Common Stock, and us we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this Prospectus as to the contents of any contract or any other document referred to herein are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You may inspect a copy of the registration statement without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 100 F. St. NE, Washington, D.C. 20549, upon payment of fees prescribed by the SEC. The SEC maintains a worldwide website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov. The SEC’s toll free investor information service can be reached at 1-800-SEC-0330.

37

FINANCIAL STATEMENTS

Our fiscal year end is May 31. The audited financial statements for the period from inception to May 31, 2021 can be found on page F-1 through F-10.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS, OR OF ANY SALE OF OUR COMMON STOCK.

38

F-1

Gries & Associates, LLC Certified Public Accountants 400 South Colorado Blvd, Ste 870 Denver, Colorado 80246

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Linktory Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Linktory Inc. (the Company) as of May 31, 2021 and the related statement of operations, stockholders’ deficit and cash flows for the period then ended and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2021, and the results of its operations and its cash flows for each of the period then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion

.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the financial statements, the Company has negative working capital of $1,623, has incurred losses since inception of $1,973, and has not received any revenues These factors create an uncertainty as to the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Emphasis of Matters-Risks and Uncertainties

The Company is not able to predict the ultimate impact that COVID -19 will have on its business. However, if the current economic conditions continue, the pandemic could have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company plans to operate.

/s/ Gries & Associates, LLC

We have served as the Company’s auditor since 2021.

Denver, Colorado July 6, 2021

F-2

LINKTORY INC.

BALANCE SHEET

May 31, 2021
ASSETS
Current Assets
Website development	$15,000
Total Current Assets	15,000

Total Assets	$15,000

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$15,700
Related party advances	923
Total Current Liabilities	16,623

Stockholders’ Deficit
Common stock, par value $0.0001; 75,000,000 shares authorized, 3,500,000 shares issued and outstanding	350
Accumulated deficit	(1,973)
Total Stockholders’ Deficit	(1,623)

Total Liabilities and Stockholders Equity	$15,000

The accompanying notes are an integral part of these condensed financial statements

F-3

LINKTORY INC.

STATEMENT OF OPERATIONS

From Inception on March 31, 2021 ended May 31, 2021

REVENUES	$–

Operating Expenses	1,973

NET LOSS FROM OPERATION	(1,973)

LOSS BEFORE TAXES	(1,973)
PROVISION FOR TAXES	–

NET LOSS	$(1,973)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	3,500,000

The accompanying notes are an integral part of these condensed financial statements

F-4

LINKTORY INC.

STATEMENT OF STOCKHOLDER' EQUITY (DEFICIT)

From Inception on March 31, 2021 ended May 31, 2021

	Common Stock		Additional Paid-in		Total Stockholder’s Equity
	Shares	Amount	Capital	Deficit	(Deficit)
Inception March 31, 2021	–	$–	$–	$–	$–
Sale of common stock at $0.0001 per share on April 2, 2021	3,500,000	350	–	–	350
Net loss for the period ended May 31, 2021	–	–	–	(1,973)	(1,973)
Balance, May 31, 2021	3,500,000	$350	$–	$(1,973)	$(1,623)

The accompanying notes are an integral part of these condensed financial statements

F-5

LINKTORY INC.

STATEMENT OF CASH FLOWS

From Inception on March 31, 2021 ended May 31, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(1,973)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in assets and liabilities:
Accounts payable	15,700

CASH FLOWS USED IN OPERATING ACTIVITIES	13,727

CASH FLOWS FROM INVESTING ACTIVITIES
Website development	(15,000)

CASH FLOWS PROVIDED BY INVESTING ACTIVITIES	(15,000)
CASH FLOWS FROM FINANCING ACTIVITIES
Shares issued at 0.0001 per share	350
Proceeds from related party advances	923

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	1,273

Net Cash Increase for Period	0

Cash at the beginning of Period	–
Cash at end of Period	$0

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0.00
Income taxes paid	$0.00

The accompanying notes are an integral part of these condensed financial statements

F-6

LINKTORY INC.

Notes to the Financial Statements

From Inception on March 31, 2021 ended May 31, 2021

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Linktory Inc. was incorporated in the State of Nevada on March 31, 2021. Our company is a new venture, which intends to specialize in the creation, development, optimization and implementation of a complex product for the development of a service sector (restaurants, cafes, night clubs, karaoke, hotels, museums, etc.) by creating highly functional chatbots in popular messengers, such as Telegram and Facebook Messenger. In the future, we also plan to implement our product in other messengers: WhatsApp, Viber, WeChat etc.

Our principal place of business is located Bulevardi Deshmoret e Kombit, Twin Tower, Tirana, Albania 1001 is provided to us on a rent free basis by our sole officer and director. Our telephone number is +17026604903.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern.  The Company has an accumulated deficit of $1,973 and negative working capital $(1,623) from Inception on March 31, 2021 ending May 31, 2021.  The Company currently has losses and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with the rules and regulations (Regulation S-X) of the Securities and Exchange Commission (the “SEC”). In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations indicative of the operating results that may be expected for the year from Inception on March 31, 2021 ended May 31, 2021.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-7

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820 "Fair Value Measurement" defines fair value as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The standards apply to recurring and nonrecurring fair value measurements of financial and non-financial assets and liabilities. The Company determines the fair values of its assets and liabilities based on a fair value hierarchy that includes three levels of inputs that may be used to measure fair value.

For The three levels are defined as follows:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

Due to its short-term nature, the carrying value of receivables, accounts payable, and advances approximated fair value at May 31, 2021.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Long-Lived Assets – Intangible Assets

We account for our intangible assets in accordance with ASC Subtopic 350-30, General Intangibles Other Than Goodwill, and ASC Subtopic 360-10-05, Accounting for the Impairment or Disposal of Long-Lived Assets. ASC Subtopic 350-30 requires assets to be measured based on the fair value of the consideration given or the fair value of the assets (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable. Further, ASC Subtopic 350-30 requires an intangible asset to be amortized over its useful life and for the useful life to be evaluated every reporting period to determine whether events or circumstances warrant a revision to the remaining period of amortization. If the estimate of useful life is changed the remaining carrying amount of the intangible asset is amortized prospectively over the revised remaining useful life. Costs of internally developing, maintaining, or restoring intangible assets are recognized as an expense when incurred.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share.” Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As of May 31, 2021, there were no potentially dilutive debt or equity instruments issued or outstanding.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

F-8

Risks and Uncertainties

The extent of the impact of the coronavirus ("COVID-19") outbreak on the financial performance of the Company will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions and the impact of COVID-19 on the overall economy, all of which are highly uncertain and cannot be predicted. If the overall economy is impacted for an extended period, the Company’s future operating results may be materially adversely affected.

The ultimate impact of the COVID-19 pandemic on the Company’s operations is unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the COVID-19 outbreak, new information which may emerge concerning the severity of the COVID-19 pandemic, and any additional preventative and protective actions that governments, or the Company, may direct, which may result in an extended period of continued business disruption, reduced customer traffic and reduced operations. Any resulting financial impact cannot be reasonably estimated at this time but is anticipated to have a material adverse impact on our business, financial condition and results of operations.

Management expects that its business will be impacted to some degree, but the significance of the impact of the COVID-19 outbreak on the Company’s business and the duration for which it may have an impact cannot be determined at this time.

Financial Statement Reclassification

Certain account balances from prior periods have been reclassified in these financial statements to conform to current period classifications.

Note 4 – COMMON STOCK

The Company has 75,000,000, $0.0001 par value shares of voting common stock authorized.

All shares of common stock have voting rights and are identical. All holders of shares of common stock shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock held by such stockholder.

On April 2, 2021, the Company issued 3,500,000 shares of common stock as a consideration to all the Company’s needs to sole officer, director, and related party, Granit Gjoni, at par value of $0.0001 per share or $350.

As of May 31, 2021 the company had 3,500,000 shares issued and outstanding.

Note 5 – WEBSITE DEVELOPMENT COSTS

The Company purchased and possesses an asset in a form of an operative website and two highly functional chatbots. The Company purchased the website and two chatbots for $15,000 on May 31, 2021. Next period we plan to depreciate the asset straight-line over its five year useful life or $3,000 per year. As of May 31, 2021, depreciation expense was immaterial to be recorded.

Balance as of May 31, 2021 as follows:

May 31, 2021
Website Assets Purchased	$15,000
Accumulated Depreciation	–
Net Book Value	$15,000

F-9

Note 6 – COMMITMENTS AND CONTINGENCIES

Our sole officer and director, Granit Gjoni, has agreed to provide his own premise for office needs. He will not take any fee for these premises, it is for free use.

 Note 7 – RELATED PARTY TRANSACTIONS

The sole officer and director, Granit Gjoni, is the only related party with whom the Company had transactions with during the period from inception on March 31, 2021 through May 31, 2021. During the period ended May 31, 2021, Mr. Gjoni paid $923 for operating expenses on behalf of the Company. The amount due to the related party is unsecured and non-interest bearing with no set terms of repayment.

Mr. Gjoni currently devotes approximately thirty hours per week to manage our affairs. Under a Consulting Agreement, our officer and director is entitled to $700 per month in cash compensation but this amount is being deferred until the Company is in a position to start payments. In addition, Mr. Gjoni is reimbursed for any out-of-pocket expenses that he incurs on our behalf. During the period ended May 31, 2021, Mr. Gjoni earned $700 of compensation for accrued wages.

As of May 31, 2021, Mr. Gjoni had stock compensation in the amount of $350 which he paid for company's expenses during Incorporation, for that he received 3,500,000 of common shares.

Note 8 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to May 31, 2021 to the date these financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

Management expects that its business will be impacted to some degree, but the significance of the impact of the COVID-19 outbreak on the Company’s business and the duration for which it may have an impact cannot be determined at this time.

After May 31, 2021, the director paid professional fees in the amount of $6,200; this consisted of $1,200 legal opinion and $5,000 auditor fees for the year-end audit.

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DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Expenses incurred or (expected) relating to this Prospectus and distribution are as follows:

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$12.12
Accounting Fees and Expenses	1,000.00
Legal Fees, Auditor Fees and Expenses	8,500.00
Edgar Agent Fees	1,500.00
TOTAL	$11,012.12

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	A willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	A violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	A transaction from which the director derived an improper personal profit; and

4.	Willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	Such indemnification is expressly required to be made by law;

2.	The proceeding was authorized by our Board of Directors;

3.	Such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	Such indemnification is required to be made pursuant to the bylaws.

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Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On April 2, 2021 Linktory Inc. issued 3,500,000 share of common stock to our sole officer and director, Granit Gjoni, for a purchase price of $0.0001 per share, in exchange for the provision of his services to the Company. Linktory Inc. made the offer and sale in reliance on the exemption from registration afforded by Section 4a(2) of the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1 *	Articles of Incorporation of the Registrant
3.2 *	Bylaws of the Registrant
5.1 *	Opinion of Attorney, a professional law corporation. re: the legality of the shares being registered
10.1 *	Form of Subscription Agreement
10.2 *	Website and Chatbots Purchase Agreement
10.3 *	Consulting Agreement
23.1	Consent of Auditor
99.1 *	Minutes of a Meeting of the Directors of the Company

* Previously filed with the SEC on the S-1 on July 9, 2021.

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ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on

Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bulevardi Deshmoret e Kombit, Twin Tower, Tirana, Albania 1001 on August 26, 2021

LINKTORY INC.

By: /s/ Granit Gjoni
Name: Granit Gjoni Title: President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Granit Gjoni
Granit Gjoni	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	August 26, 2021

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